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                                                          Phone:  (404) 872-7000
                                                      Facsimile:  (404) 888-7490
                                                           E-mail:  www.wcsr.com
September 30, 1998

                                  Exhibit 8.1

Premier Bancshares, Inc.
2180 Atlanta Plaza
950 East Paces Ferry Road
Atlanta, Georgia  30326


     RE: Registration Statement on Form S-4 (the "Registration Statement") with Respect to Shares Issued Pursuant to the Agreement and Plan of Reorganization, dated as of July 9, 1998, by and among Premier Bancshares, Inc., PMB Acquisition Corp., and Frederica Bank & Trust (the "Agreement")


Ladies and Gentlemen:

     We have acted as counsel to Premier Bancshares, Inc.("Premier") in connection with the registration of 1,143,198 shares of its Common Stock (the "Premier Common Stock"), issuable pursuant to the Agreement, as set forth in the registration statement that is being filed on the date hereof by Premier with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"). This opinion is provided pursuant to the requirements of Item 21(a) of Form S-4 and Item 601(b)(8) of Regulation S-K. All capitalized terms not otherwise defined herein shall have the meanings attributed to them in the Agreement

     In giving this opinion, we have reviewed and, with your permission, relied upon representations and warranties contained in, or the facts described in, the Agreement, the registration statement and certificates dated September 30, 1998, in which officers of Premier and officers of Frederica Bank & Trust ("Frederica") make certain representations on behalf of Premier and Frederica regarding the Merger (the "Tax Certificates"). We also have reviewed such other documents as we have considered necessary and appropriate for the purposes of this opinion.

     In giving this opinion, with your permission, we have assumed that the statements in the Tax Certificates are correct as of the date of this opinion and as of the date of the Effective Time, and any representation or statement made "to the best of knowledge" or similarly qualified as